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                                                                     Exhibit 1.1



                                                             [           ], 2002

Morgan Stanley & Co. Incorporated
Stephens Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036

Dear Sirs and Mesdames:


        Lithia Motors, Inc., an Oregon corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the "Underwriters"), and certain stockholders of the Company (the "Selling Stockholders") named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of 5,000,000 shares of the Class A Common Stock, no par value per share, of the Company (the "Firm Shares"), of which 4,000,000 shares are to be issued and sold by the Company and 1,000,000 shares are to be sold by a Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in Schedule I hereto.

        The Company also proposes to issue and sell to the several Underwriters not more than an additional 750,000 shares of its Class A Common Stock, no par value per share, (the "Additional Shares") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of Class A Common Stock, no par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock." The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the "Sellers."

        The Company and certain other selling stockholders as set forth on
Schedule I have filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act") is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus" (including, in the case of all references to the Registration Statement and the Prospectus, documents incorporated therein by reference). If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

        1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:


                (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                (b) (i) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                (c) The Company has been duly incorporated, is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.


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                (d) Each subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its incorporation, has the full power and authority (corporate and other) to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued interests or shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, with respect to shares of capital stock, are fully paid and non-assessable; all of the issued interests or shares of capital stock of each subsidiary of the Company, except for Lithia VS, L.L.C. and Lithia SH, L.L.C. for which, in each case, 80% of the issued interests of such entity, are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except for pledges to Ford Motor Credit Company in connection with the Ford Credit Facilities. For purposes of this Agreement, "Ford Credit Facilities" means, collectively, (i) the Credit Agreement dated November 23, 1998 between Ford Motor Credit Company and Lithia Motors, Inc. (the "Acquisition Revolving Line of Credit"), (ii) the Amendment to Acquisition Revolving Line of Credit, effective December 1, 1999, (iii) the Second Amendment to Acquisition Revolving Line of Credit, effective December 1, 2000, (iv) the Credit Agreement dated November 23, 1998 between Ford Motor Credit Company and Lithia Motors, Inc. (the "Used Vehicle Revolving Line of Credit"), (v) the Amendment to Used Vehicle Revolving Line of Credit, effective December 1, 1999 and (vi) the Second Amendment to Used Vehicle Revolving Line of Credit, effective December
        1, 2000.

                (e) This Agreement has been duly authorized, executed and delivered by the Company.

                (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                (g) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

                (h) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the

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        issuance of such Shares will not be subject to any preemptive or similar rights.

                (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (1) any provision of applicable law or (2) the articles of incorporation or by-laws of the Company or (3) any agreement or other instrument binding upon the Company or any of its subsidiaries the breach of which agreement or instrument would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or (4) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                (m) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.


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                (n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                (o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                (p) There are no contracts, agreements or understandings between the Company and any person granting such person the right, not effectively satisfied or waived, to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                (q) The Company or a wholly-owned direct or indirect subsidiary has entered into a dealer agreement with each of the manufacturers listed on Schedule III hereto (collectively, the "Dealer Agreements", and each a Dealer Agreement"), each of which has been duly authorized, executed and delivered by the Company or such subsidiary, is in full force and effect and constitutes the valid and binding agreement between the parties thereto, enforceable in accordance with its terms, subject to applicable Federal and state franchise laws; the Dealer Agreements permit the Company or a subsidiary or subsidiaries to operate a vehicle sales franchise at the locations indicated on Schedule III; the Company and its subsidiaries are in compliance with all material terms and conditions of the Dealer Agreements, and, to the best knowledge of the Company, there has not occurred any material default under any of the Dealer Agreements or any event that with the giving of notice or the lapse of time would constitute a default thereunder, except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).



                                       5
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                (r) No subsidiary of the Company is currently prohibited,
        directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

        2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each of the Selling Stockholders represents and warrants to and agrees with each of the Underwriters that:


                (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

                (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Irrevocable Power of Attorney and Custody Agreement signed by such Selling Stockholder and Computershare Trust Company, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder and appointing certain individuals as such Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney and Custody Agreement") will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Power of Attorney and Custody Agreement of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                (c) Such Selling Stockholder has, and on the Closing Date will have, valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and Power of Attorney and Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.


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                (d) The Shares to be sold by such Selling Stockholder pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable.

                (e) The Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder.

                (f) Delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

                (g) All information furnished by or on behalf of such Selling Stockholder for use in the Registration Statement and Prospectus is, and on the Closing Date will be, true, correct and complete, and does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

        3. AGREEMENTS TO SELL AND PURCHASE. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $[ ] a share (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

        On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company and certain selling stockholders identified in Schedule I agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 750,000 Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in
Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the



                                       7
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number of Firm Shares set forth in Schedule II hereto opposite the name of such
Underwriter bears to the total number of Firm Shares.

        Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or (C) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares. In addition, each Selling Stockholder, agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

        4. TERMS OF PUBLIC OFFERING. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $[ ] a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $[ ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[ ] a share, to any Underwriter or to certain other dealers.

        5. PAYMENT AND DELIVERY. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City
time, on [         ], 2002, or at such other time on the same or such other
date, not later than [        ], 2002, as shall be designated in writing by you.
The time and date of such payment are hereinafter referred to as the "Closing Date."


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        Payment for any Additional Shares shall be made to the Company in
Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on the date specified in the notice described in Section 3 or on such other date, in any event not later than [ ], 2002, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

        Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

        6. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5 p.m. (New York City time) on the date hereof.

        The several obligations of the Underwriters are subject to the following further conditions:

                (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                        (i) there shall not have occurred any downgrading, nor
                shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                        (ii) there shall not have occurred any change, or any
                development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your

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                judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                (c) The Underwriters shall have received on the Closing Date an opinion of Foster Pepper & Shefelman LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

                        (i) the Company has been duly incorporated, is validly
                existing as a corporation under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                        (ii) the authorized capital stock of the Company
                conforms as to legal matters to the description thereof contained in the Prospectus;

                        (iii) the shares of Common Stock (including the Shares
                to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

                        (iv) all of the issued interests or shares of capital
                stock of each subsidiary of the Company (1) have been duly and validly authorized and issued, (2) with respect to shares of capital stock, are fully paid and non-assessable, (3), except for Lithia VS, L.L.C. and Lithia SH, L.L.C. for which, in each case, 80% of the issued interests of such entity, are owned directly by the Company, free and clear of

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                all liens, encumbrances, equities or claims, except for pledges to Ford Motor Credit Company in connection with the Ford Credit Facilities;

                        (v) the Shares to be sold by the Company have been duly
                authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

                        (vi) this Agreement has been duly authorized, executed
                and delivered by the Company;

                        (vii) the execution and delivery by the Company of, and
                the performance by the Company of its obligations under, this Agreement will not contravene (1) any provision of applicable law or (2) the articles of incorporation or by-laws of the Company or, (3) to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries the breach of which agreement or instrument would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, (4) to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

                        (viii) the statements (A) in the Prospectus under the
                captions "Business -- Regulation," "Description of Capital Stock" and "Underwriters" and (B) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                        (ix) after due inquiry, such counsel does not know of
                any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the

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                Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                        (x) the Company is not, and after giving effect to the
                offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                        (xi) to the best of such counsel's knowledge, the
                Company and its subsidiaries (A) are in compliance with any and all applicable Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; provided that for purposes of this Section 6(a)(xi), such counsel shall state that "to the best of such counsel's knowledge" shall include such counsel's knowledge after review of any applicable Phase I or Phase II environmental report obtained in the ordinary course of the Company's acquisitions; and

                        (xii) such counsel (A) is of the opinion that each
                document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (D) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (d) The Underwriters shall have received on the Closing Date an opinion of Foster Pepper & Shefelman LLP, counsel for each of Sidney B. DeBoer, R. Bradford Gray, and Lithia Holding Company, LLC, as Selling Stockholders (the "Company Selling Stockholders"), dated the Closing Date, to the effect that:


                        (i) this Agreement has been duly authorized, executed
                and delivered by or on behalf of each of the Company Selling Stockholders;

                        (ii) the execution and delivery by each Company Selling
                Stockholder of, and the performance by such Company Selling Stockholder of its obligations under, this Agreement and the Power of Attorney and Custody Agreement of such Company Selling Stockholder will not contravene any provision of applicable law, or the limited liability company agreement or by-laws of such Company Selling Stockholder (if such Company Selling Stockholder is a limited liability company), or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Company Selling Stockholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Company Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Company Selling Stockholder of its obligations under this Agreement or the Power of Attorney and Custody Agreement of such Company Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

                        (iii) each of the Company Selling Stockholders has valid
                title to the Shares to be sold by such Company Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and Power of Attorney and Custody Agreement of such Company Selling Stockholder and to sell, transfer and deliver the Shares to be sold by such Company Selling Stockholder;

                        (iv) the Power of Attorney and Custody Agreement of each
                Company Selling Stockholder has been duly authorized, executed and delivered by such Company Selling Stockholder and is a valid and binding agreement of such Company Selling Stockholder;

                        (v) delivery of the Shares to be sold by each Company
                Selling Stockholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances; and

                (e) The Underwriters shall have received on the Closing Date an opinion of [ ], counsel for the [Moreland Entities as Selling Stockholders] (the "Moreland Selling Stockholders"), dated the Closing Date, to the effect that:

                        (i) this Agreement has been duly authorized, executed
                and delivered by or on behalf of each of the Moreland Selling Stockholders;

                        (ii) the execution and delivery by each Moreland Selling
                Stockholder of, and the performance by such Moreland Selling Stockholder of its obligations under, this Agreement and the Power of Attorney and Custody Agreement of such Moreland Selling Stockholder will not contravene any provision of applicable law, or the limited liability company agreement or by-laws of such Moreland Selling Stockholder (if such Moreland Selling Stockholder is a limited liability company), or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Moreland Selling Stockholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Moreland Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Moreland Selling Stockholder of its obligations under this Agreement or the Power of Attorney and Custody Agreement of such Moreland Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

                        (iii) each of the Moreland Selling Stockholders has
                valid title to the Shares to be sold by such Moreland Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and Power of Attorney and Custody Agreement of such Moreland Selling Stockholder and to sell, transfer and deliver the Shares to be sold by such Moreland Selling Stockholder;

                        (iv) the Power of Attorney and Custody Agreement of each
                Moreland Selling Stockholder has been duly authorized, executed and delivered by such Moreland Selling Stockholder and is a valid and binding agreement of such Moreland Selling Stockholder;

                        (v) delivery of the Shares to be sold by each Moreland
                Selling Stockholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances; and

                (f) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(v), 6(c)(vi), 6(c)(viii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and clauses
        (B), (C) and (D) of 6(c)(xii) above.

        With respect to Section 6(c)(xii) above, Foster Pepper & Shefelman LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified. With respect to clauses (B), (C) and (D) of
Section 6(c)(xii) above, Davis Polk & Wardwell may state that their belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and review and discussion of the contents thereof (including documents incorporated by reference), but is without independent check or verification except as specified, with respect to Section
6(d) above, Foster Pepper & Shefelman LLP, and [          ], with respect to
Section 6(e) above, may rely with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained herein and in the Power of Attorney and Custody Agreement of such Selling Stockholder and in other documents and instruments; provided that copies of such Power of Attorney and Custody Agreement and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel.

        The opinions of Foster Pepper & Shefelman LLP described in Sections 6(c)
and 6(d) above and of [          ] described in Section 6(e) above
shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.

                (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                (h) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

        The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

        7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                (a) To furnish you, without charge, five signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Prospectus.

                (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending March 31, 2003 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

        8. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) one-half of the aggregate total amount of the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

        The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

        9. INDEMNITY AND CONTRIBUTION. (a) The Sellers, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

        (b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

        (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

        (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

        (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

        (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

        (g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
(ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

        10. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

        11. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

        12. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

        14. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.



                                             Very truly yours,

                                             LITHIA MOTORS, INC.



                                             By:
                                                 ----------------------------
                                                 Name:
                                                 Title:


                                             The Selling Stockholders
                                             named in Schedule I hereto,
                                             acting severally



                                             By:
                                                 ----------------------------
                                                 Attorney-in-Fact





Accepted as of the date hereof
Morgan Stanley & Co. Incorporated
Stephens Inc.

Acting severally on behalf
of themselves and the
several Underwriters named
in Schedule II hereto.

         By:   Morgan Stanley & Co.
                 Incorporated


         By:
               -------------------------
               Name:
               Title:

                                   SCHEDULE I


                                                               Number of Firm
                                                              Shares To Be Sold
                                                    -------------------------------------
Selling Stockholder                                      Primary           Over-allotment
-------------------                                 -----------------      --------------
[W. Douglas Moreland entities]                          1,000,000
Sidney B. DeBoer                                                               108,962
R. Bradford Gray                                                                20,550
Lithia Holding Company, LLC                                                    120,488
                                                        ---------              -------
                                   Total............    1,000,000              250,000
                                                        =========              =======


                                   SCHEDULE II




                                                           Number of
                                                          Firm Shares
            Underwriter                                 To Be Purchased
            -----------                                 ---------------

Morgan Stanley & Co. Incorporated
Stephens Inc.
[NAMES OF OTHER UNDERWRITERS]











                                                               ---------
                                    Total ..............       4,000,000
                                                               =========



                                  SCHEDULE III

         MANUFACTURER                                  FRANCHISE LOCATION
         ------------                                  ------------------

DAIMLERCHRYSLER

        Lithia Chrysler Jeep of Anchorage, Inc.     4434 Old Seward Highway
                                                    Anchorage, AK

        Lithia of Anchorage, Inc.                   9600 Old Seward Highway
                                                    Anchorage, AK

        Lithia DC, Inc.                             4901 Marsh Drive
                                                    Concord, CA

        Lithia Centennial Chrysler Plymouth         9980 E. Arapahoe Road
        Jeep, Inc.                                  Centennial, CO

        Lithia Cherry Creek Dodge, Inc.             2727 S. Havana
                                                    Aurora, CO

        Lithia Colorado Chrysler Plymouth, Inc.     350 S. Havana
                                                    Aurora, CO

        Lithia Colorado Jeep, Inc.                  505 S. Havana
                                                    Aurora, CO

        Lithia Colorado Springs Jeep Chrysler       1250 S. Nevada
        Plymouth, Inc.                              Colorado Springs, CO

        Lithia Foothills Chrysler, Inc.             3835 S. College
                                                    Fort Collins, CO

        Lithia Chrysler Plymouth of Boise, Inc.     3150 Main Street
                                                    Boise, ID

        Lithia of Pocatello, Inc.                   2329 Poleline Road
                                                    Pocatello, ID

        LGPAC, Inc.                                 1421 NE 6th
                                                    Grants Pass, OR

        Lithia DE, Inc.                             2121 Centennial Blvd.
                                                    Eugene, OR

        Lithia DM, Inc.                             324 E. 5th Street
                                                    Medford, OR

        Lithia Klamath, Inc.                        2675 Washburn Way
                                                    Klamath Falls, OR

        Lithia of Roseburg, Inc.                    1590 NE Stephens
                                                    Roseburg, OR

        Lithia of Sioux Falls, Inc.                 2314 S. Minnesota
                                                    Sioux Falls, SD

        Lithia CJDBS, L.P.                          502 East FM 700
                                                    Big Spring, TX

        Lithia CJDSA, L.P.                          4310 Sherwood Way
                                                    San Angelo, TX

        Lithia DC of Renton, Inc.                   560 Hardie Avenue SW
                                                    Renton, WA

        Lithia Dodge of Tri-Cities, Inc.            7171 West Canal Drive
                                                    Kennewick, WA

FORD MOTOR COMPANY

        Lithia FMF, Inc.                            195 E. Auto Center Drive
                                                    Fresno, CA

        Lithia FN, Inc.                             300 Soscol Ave.
                                                    Napa, CA

        Lithia FVHC, Inc.                           2285 Diamond Blvd.
                                                    Concord, CA

        Lithia Ford of Boise, Inc.                  3150 Main Street
                                                    Boise, ID

        Lithia LMB, Inc.                            9485 W. Fairview
                                                    Boise, ID

        Lithia LM, Inc.                             360 E. Jackson Street
                                                    Medford, OR

        Lithia Rose-FT, Inc.                        1650 NE Stephens Street
                                                    Roseburg, OR

        Lithia FTC, Inc.                            1775 Fowler Street
                                                    Richland, WA

GENERAL MOTORS CORPORATION

        Lithia CIMR, Inc.                           200 E. Cypress Ave.
                                                    Redding, CA

        Lithia CB, Inc.                             9501 W. Fairview
                                                    Boise, ID

        Lithia of Caldwell, Inc.                    4121 E. Cleveland Blvd
                                                    Caldwell, ID

        Lithia Automotive, Inc.                     4200 W. 12th Street
                                                    Sioux Falls, SD

        Lithia CSA, L.P.                            203 N. Bryant Blvd.
                                                    San Angelo, TX

        Camp Automotive, Inc.                       101 E. Montgomery
                                                    Spokane, WA

        Lithia BC, Inc.                             430 116th NE
                                                    Bellevue, WA

        Lithia IC, Inc.                             1601 18th Avenue, NW
                                                    Issaquah, WA

TOYOTA MOTOR SALES, U.S.A., INC.

        Lithia TKV, Inc.                            100 Auto Center Drive
                                                    Vacaville, CA

        Lithia TR, Inc.                             250 E. Cypress Avenue
                                                    Redding, CA

        Hutchins Imported Motors, Inc.              863 Main Street
                                                    Springfield, OR

        Lithia Klamath, Inc.                        2675 Washburn Way
                                                    Klamath Falls, OR

        Lithia MTLM, Inc.                           1420 N. Riverside
                                                    Medford, OR

VOLKSWAGEN OF AMERICA, INC.

        Lithia VWC, Inc.                            1051 Burnett Avenue
                                                    Concord, CA

        Lithia SALMIR, Inc.                         7063 S. Virginia
                                                    Reno, NV

        Lithia HPI, Inc.                            801 N. Riverside
                                                    Medford, OR

AUDI OF AMERICA, INC.

        Lithia SALMIR, Inc.                         7175 S. Virginia
                                                    Reno, NV

NISSAN NORTH AMERICA, INC.

        Lithia NF, Inc.                             5580 N. Blackstone Drive
                                                    Fresno, CA

        Hutchins Eugene Nissan, Inc.                2060 Centennial Blvd
                                                    Eugene, OR

        Lithia Nissan of Roseburg, Inc.             181 NE Stewart Parkway
                                                    Roseburg, OR

        Lithia BNM, Inc.                            600 N. Central
                                                    Medford, OR

        Lithia NSA, L.P.                            4310 Sherwood Way
                                                    San Angelo, TX

SUBARU OF AMERICA, INC.

        Lithia Reno Sub-Hyun, Inc.                  2270 Keitzke Ln
                                                    Reno, NV

        Lithia of Sioux Falls, Inc.                 1011 S. Minnesota
                                                    Sioux Falls, SD

        Camp Automotive, Inc.                       215 E. Montgomery
                                                    Spokane, WA

AMERICAN HONDA MOTOR CO, INC.

        Lithia Poca-Hon, Inc.                       1350 Yellowstone Avenue
                                                    Pocatello, ID

        Lithia Medford Hon, Inc.                    700 N. Central
                                                    Medford, OR

        TC Hon, Inc.                                6901 W. Clearwater Avenue
                                                    Kennewick, WA

AMERICAN ISUZU MOTORS, INC.

        Lithia VWC, Inc.                            2285 Diamond Blvd.
                                                    Concord, CA

        Lithia IB, Inc.                             9485 W. Fairview
                                                    Boise, ID

        Lithia SALMIR, Inc.                         7175 S. Virginia
                                                    Reno, NV

        Lithia HPI, Inc.                            801 N. Riverside
                                                    Medford, OR

BMW OF NORTH AMERICA, LLC

        Lithia BNM, Inc.                            600 N. Central
                                                    Medford, OR

        Lithia of Seattle, Inc.                     714 Pike Street
                                                    Seattle, WA

        Camp Automotive, Inc.                       215 E. Montgomery
                                                    Spokane, WA

HYUNDAI MOTOR AMERICA

        Lithia JEF, Inc.                            5590 N. Blackstone Drive
                                                    Fresno, CA

        Lithia Foothills Chrysler, Inc.             3835 S. College
                                                    Fort Collins, CO

        Lithia of Pocatello, Inc.                   2929 Poleline Road
                                                    Pocatello, ID

        Lithia of SALMIR, Inc.                      3355 Keitzke Lane
                                                    Reno, NV

MAZDA MOTOR OF AMERICA, INC.

        Lithia MMF, Inc.                            165 E. Auto Center Drive
                                                    Fresno, CA

        Lithia Medford LM, Inc.                     360 E. Jackson Street
                                                    Medford, OR

AMERICAN SUZUKI MOTOR CORPORATION

        Lithia MMF, Inc.                            165 E. Auto Center Drive
                                                    Fresno, CA

        Lithia SALMIR, Inc.                         40 Victorian Avenue
                                                    Sparks, NV

        Lithia Medford LM, Inc.                     360 E. Jackson Street
                                                    Medford, OR

SATURN DISTRIBUTION CORPORATION

        SOE, LLC                                    6151 Centennial Blvd
                                                    Eugene, OR

        Saturn of Southwest Oregon, Inc.            400 N. Riverside
                                                    Medford, OR

DAEWOO MOTOR AMERICA, INC.

        Lithia DB, Inc.                             1005 E. Fairview
                                                    Meridian, ID

        Lithia DSA, L.P.                            203 N. Bryant Blvd.
                                                    San Angelo, TX
VOLVO CARS OF NORTH AMERICA, INC.

        Lithia VS, LLC                              101 E. Montgomery
                                                    Spokane, WA
KIA MOTORS AMERICA, INC.

        Lithia Cherry Creek Dodge, Inc.             2727 S. Havana
                                                    Aurora, CO

        Lithia Colorado Chrysler Plymouth,          350 S. Havana
        Inc.                                        Aurora, CO

                                                                       EXHIBIT A

                            [FORM OF LOCK-UP LETTER]

                               [          ], 2002


Morgan Stanley & Co. Incorporated
Stephens Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY 10036

Dear Sirs and Mesdames:

        The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Lithia Motors, Inc., an Oregon corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS"), of 5,000,000 shares (the "SHARES") of the Class A Common Stock, no par value per share, of the Company (the "COMMON STOCK").

        To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

        The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

        Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.



                                      Very truly yours,



                                      ----------------------------
                                     (Name)



                                      ----------------------------
                                     (Address)




                                       2